UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 22, 2005

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 22, 2005, Matrix Service Company (the “Company”) completed a private placement of $30 million aggregate principal amount of its 7% Senior Unsecured Convertible Notes due 2010 (the “Notes”).

The Notes were issued under a Securities Purchase Agreement (the “Securities Purchase Agreement”) among the Company and certain investors (including any transferees or assignees thereof, the “Investors”). The Securities Purchase Agreement and form of note, which is attached as an exhibit to the Securities Purchase Agreement, provide, among other things, that the Notes will bear interest at a rate of 7% per year. Interest is payable in advance on April 25, 2005 for the period to and including April 25, 2007, which advance payment is $4.2 million. After April 25, 2007, interest is payable in arrears on each March 31, June 30, September 30 and December 31 (each, an “Interest Payment Date”), beginning on June 30, 2007, at the rate of 7% per year. If the Company maintains a specified leverage ratio of total debt to EBITDA (as those terms are defined in the Securities Purchase Agreement) and no default or event of default exists on the Interest Payment Date, the interest rate will be 5% per annum after April 25, 2007. If, however, the Company fails to refinance its senior credit facility on or before September 30, 2005, the interest rate will be increased by 5% per annum beginning October 1, 2005 until the date the senior credit facility is refinanced.

The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $4.69 per share. The conversion price is subject to adjustment in certain circumstances.

Under the Securities Purchase Agreement and the Subordination Agreement entered into simultaneously therewith and described below, certain obligations of the Company to the Investors are subordinated to the Company’s existing and future “Senior Obligations,” which includes all existing and future indebtedness of the Company and its subsidiaries under its credit facility in an amount not to exceed $90 million. As long as any of the Notes are outstanding, the Company and its subsidiaries will not be permitted to incur any debt, except for, among other things:

•	Senior Obligations permitted under the senior credit facility or the refinancing or replacement thereof, including new and replacement letters of credit, all in an amount not to exceed $90 million;

•	capital leases not to exceed $1 million outstanding at any time;

•	operating leases not to exceed $15 million outstanding at any time;

•	purchase money financing in an amount not to exceed $1 million; and

•	debt under the Company’s performance and bonding line, not to exceed $150 million.

At any time following the occurrence of an event of default under the Notes, the Investors have a right to require the Company to purchase all or any part of the outstanding principal amount of the Notes at a purchase price in cash equal to the greater of: (A) 100% of such outstanding principal amount (except that such amount shall equal 110% in the case of any change of control transaction), plus all accrued but unpaid interest thereon and any unpaid liquidated damages and other amounts then owing to the Investors, through the date of purchase, or (B) the “Event Equity Value” (as defined in the Securities Purchase Agreement) of the underlying shares of common stock that would be issuable upon conversion of such principal amount and payment in the Company’s common stock of all such accrued but unpaid interest thereon.

Pursuant to the Securities Purchase Agreement, the Company has agreed to indemnify the Investors, their affiliates and agents against certain liabilities. Other than in respect of this transaction, there are no material relationships between the Company, the Investors or their respective affiliates.

A copy of the Securities Purchase Agreement, including the form of Note attached thereto, is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Securities Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Securities Purchase Agreement and related exhibits.

A copy of the press release announcing the completion of the private placement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Subordination Agreement

In connection with the private placement of the Notes, on April 22, 2005, the Company entered into a Subordination Agreement (the “Subordination Agreement”) with the Investors as Subordinated Creditors and JPMorgan Chase Bank, N.A., as a Lender, LC Issuer and as Agent (the “Agent”) for the Lenders under the senior credit facility, and in favor of the Lenders now or hereafter party to the Company’s senior credit facility. The Subordination Agreement sets forth terms of the (i) subordination of payments under the Notes to the prior payment in full of obligations under the Company’s senior credit facility and (ii) subordination of any security interests or other liens securing payment of any indebtedness under the Notes to all liens in favor of the Senior Obligations under the senior credit facility.

Other than in respect of this transaction, there are no material relationships between the Company, the Lenders, the Investors or their respective affiliates, except that some of the Lenders and their affiliates have engaged in and may engage in commercial banking transactions and may engage in investment banking transactions with the Company in the ordinary course of business and also have provided or may provide advisory and financial services to the Company.

A copy of the Subordination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein. The foregoing summary description of the Subordination Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Subordination Agreement.

Registration Rights Agreement

In connection with the private placement of the Notes, on April 22, 2005, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. The Registration Rights Agreement requires the Company to file a registration statement with respect to the shares of the Company’s common stock issuable upon conversion of the Notes within 30 days after the closing date and to cause the registration statement to be declared effective by the Securities and Exchange Commission (the “Commission”) no later than the earlier of (i) 120 days after the closing, and (ii) five trading days after the Company is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments. The Registration Rights Agreement also requires the Company to use its best efforts to keep the registration statement continuously effective until the earlier of (a) the date on which all of the Company’s common stock covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or (b) the fifth anniversary of the closing date. If the Company fails to satisfy its obligations under the Registration Rights Agreement, the Company will owe the note holders as partial liquidated damages an amount in cash equal to 1% of the aggregate amount paid for the Notes for each such event, and thereafter on each monthly anniversary of each such event (if the applicable failure shall not have been cured by such date) until the applicable failure is cured, the Company will owe the note holders an amount in cash equal to an additional 1% of the aggregate amount paid for the Notes.

Other than in respect of this transaction, there are no material relationships between the Company, the Investors or their respective affiliates.

A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein. The foregoing summary description of the Registration Rights Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Registration Rights Agreement.

Credit Agreement Amendment

On April 25, 2005, Matrix Service Company (“the Company”) announced that it has entered into Amendment Nine to its credit facility (“Amendment Nine”) that increases the revolving commitment from $32 million to $35 million and establishes a $10 million Revolving Loan B commitment. The revolving commitments bear cash pay interest at a rate of prime plus 1% and accrued interest at 1.0% escalating fifty basis points monthly until capped at 5.0% after November 30, 2005. The term loan now bears cash pay and accrued interest at these same rates. The Revolving Loan B commitment expires on October 31, 2005. A copy of the press release and Amendment Nine are attached to this Current Report on Form 8-K as Exhibits 10.5 and 99.2, respectively, and are incorporated by reference herein. The foregoing summary description of Amendment Nine and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of Amendment Nine.

Amendment to Rights Agreement

Effective as of November 2, 1999, the Company entered into a Rights Agreement (the “Rights Agreement”) with UMB Bank, N.A., the Company’s transfer agent (the “Rights Agent”). In connection with the private placement described above, effective as of April 21, 2005, the Company entered into Amendment No. One to the Rights Agreement with the Rights Agent (the

“Rights Amendment”). In general, the Rights Amendment renders the provisions of the Rights Agreement inapplicable to the private placement by exempting the Investors from the definition of “Acquiring Person” as a result of the purchase of the Notes pursuant to the Securities Purchase Agreement.

A copy of the Rights Amendment is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Rights Amendment is qualified in its entirety by reference to the full text of the Rights Amendment.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Securities Purchase Agreement, Notes, Subordination Agreement and Amendment No. 9 set forth under in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On April 22, 2005, the Company concluded a private placement offering of $30 million of Senior Unsecured Convertible Notes (the “Notes”) at a price equal to $1.00 for every $1.00 of Notes purchased. The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $4.69 per share. The conversion price is subject to adjustment in certain circumstances.

A total of $30 million in principal amount of Notes were sold resulting in gross proceeds of $30 million. After payment of cash selling commission fees in the amount of $1.2 million and prepaid interest of $4.2 million, the Company received net proceeds of $24.6 million.

The securities were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. There were a total of ten purchasers, all of whom were accredited. A legend was placed on each certificate indicating that the Notes have not been registered and are restricted from resale.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, including form of Note.

10.2	Subordination Agreement.

10.3	Registration Rights Agreement.

10.4	Rights Amendment.

10.5	Senior Credit Facility Amendment 9 dated April 22, 2005.

99.1	Press Release, dated April 25, 2005, issued by the Company.

99.2	Press Release, dated April 25, 2005, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: April 25, 2005	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, including form of Note.

10.2	Subordination Agreement.

10.3	Registration Rights Agreement.

10.4	Rights Amendment.

10.5	Senior Credit Facility Amendment 9 dated April 22, 2005.

99.1	Press Release, dated April 25, 2005, issued by the Company.

99.2	Press Release, dated April 25, 2005, issued by the Company.